                                  EXHIBIT 10(g)

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into effective the 20th day of December, 2004, by and between Franklin Savings and Loan Company, a savings and loan association incorporated under the laws of the State of Ohio (the "EMPLOYER"), and John Owens (the "EMPLOYEE"), an individual whose residence address is 780 Deer Valley Drive, Cincinnati, Ohio 45245;

                                   WITNESSETH:

      WHEREAS, the EMPLOYEE is currently the Vice President of the EMPLOYER; and

      WHEREAS, as a result of the skill, knowledge, experience and performance of the EMPLOYEE, the EMPLOYER desires to continue to retain the services of the EMPLOYEE as the Vice President in accordance with the terms and conditions of this AGREEMENT;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the EMPLOYER and the EMPLOYEE agree as follows:

      1. Employment and Term. The EMPLOYEE is employed as the Vice President of the EMPLOYER, and the EMPLOYEE hereby accepts employment as the Vice President of the EMPLOYER, upon the terms and conditions of this AGREEMENT. The term of employment shall be for the period commencing on the date hereof and shall end on December 19, 2007 (the "TERM"). Prior to the end of each year of the TERM, the AGREEMENT may be extended for periods of one year each by the EMPLOYER's Board of Directors ("BOARD") at its sole and exclusive discretion, subject to the EMPLOYEE's acceptance thereof. Prior to granting any such extension, the BOARD or the Chief Executive Office of the EMPLOYER (the "CEO") will conduct a performance evaluation of the EMPLOYEE, and the results of such review shall be noted in the minutes of the meeting of the BOARD (the "ANNUAL REVIEW"). The TERM of this AGREEMENT, together with each extension period, is hereinafter referred to as the "EMPLOYMENT TERM".

      2. Duties of EMPLOYEE.

            (a) General Duties and Responsibilities. The EMPLOYEE shall serve as the Vice President of the EMPLOYER and shall perform the duties and responsibilities customary for such offices to the best of his ability and in accordance with the policies established by the BOARD and all applicable laws and regulations. The EMPLOYEE shall perform such other duties not inconsistent with his position as may be assigned to him from time to time by the CEO; provided, however, that during the EMPLOYMENT TERM, the EMPLOYER shall employ the EMPLOYEE in a senior executive capacity without diminishment of the importance or prestige of his position.

            (b) Devotion of Time to the EMPLOYER's Business. The EMPLOYEE shall devote his entire productive time, ability and attention during normal business hours throughout the EMPLOYMENT TERM to the faithful performance of his duties under this AGREEMENT. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the BOARD or the CEO; provided, however, that the EMPLOYEE shall not be precluded from: (i) vacations and other leave time in accordance with Section 3(c) hereof; (ii) reasonable participation in community, civic, charitable or similar organizations; (iii) reasonable participation in industry-related activities including, but not limited to, attending industry trade association conferences and meetings, and holding positions of responsibility therein; (iv) serving as an officer and/or director of the EMPLOYER's parent or subsidiaries and receiving and retaining compensation, directors' fees and other benefits therefrom; or (v) the pursuit of personal investments that do not interfere or conflict with the performance of the EMPLOYEE's duties for the EMPLOYER.

      3. Compensation, Benefits and Reimbursements.

            (a) Salary. The EMPLOYEE shall receive an annual salary payable in equal installments not less often than monthly. The amount of the annual salary shall be $85,000 until changed by the BOARD. The amount of the EMPLOYEE's annual salary shall be reviewed in connection with the ANNUAL REVIEW and shall be set at an amount not less than $85,000, based upon the EMPLOYEE's individual performance and the overall profitability and financial condition of the EMPLOYER and such other factors as the EMPLOYER may deem relevant. Any directors' fees received by the EMPLOYEE, whether paid by the EMPLOYER or any other entity, shall be in addition to the salary provided for in this AGREEMENT and may be retained by the EMPLOYEE in their entirety.

            (b) Employee Benefit Programs. During the EMPLOYMENT TERM, the EMPLOYEE shall be entitled to participate in all formally established employee benefit, bonus, retirement plans and similar programs that are maintained by the EMPLOYER from time to time, including programs regarding group health, disability or life insurance, salary continuation insurance, reimbursement of membership fees in civic, social and professional organizations, employee stock ownership plan, stock option plan, pension or profit-sharing plan, and all employee benefit plans or programs hereafter adopted in writing by the BOARD, for which senior management personnel are eligible (collectively, the "BENEFIT PLANS"). Notwithstanding the foregoing, the EMPLOYER may discontinue at any time any such BENEFIT PLANS now existing or hereafter adopted, to the extent permitted by the terms of such plans, and shall not be required to compensate the EMPLOYEE for the elimination of any such BENEFIT PLANS.

            (c) Vacation and Sick Leave.

                  (i) The EMPLOYEE shall be entitled to an annual vacation in accordance with the EMPLOYER's general vacation policy. Vacation time shall be scheduled by the EMPLOYEE in a reasonable manner and shall be subject to approval by the CEO; and

                  (ii) The EMPLOYEE shall be entitled to annual sick leave in accordance with the EMPLOYER's general sick leave policy.

            (d) Disability. In the event of the disability, the EMPLOYEE shall be entitled to benefits in accordance with the terms and conditions of any disability program maintained by the EMPLOYER.

            (e) Expenses. The EMPLOYER shall pay or reimburse the EMPLOYEE for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this AGREEMENT including participation in industry-related activities. Such reimbursement shall be made in accordance with the existing policies and procedures of the EMPLOYER pertaining to reimbursement of expenses to senior management officials.

      4. Termination of Employment. The EMPLOYER may terminate the employment of the EMPLOYEE at any time during the EMPLOYMENT TERM. In the event that the EMPLOYER terminates the employment of the EMPLOYEE during the EMPLOYMENT TERM because of the EMPLOYEE's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this AGREEMENT (collectively, "JUST CAUSE"), the EMPLOYEE shall have no right to receive any compensation or other benefits for any period after such termination. If the EMPLOYER terminates the employment of the EMPLOYEE during the EMPLOYMENT TERM for any reason other than JUST CAUSE, the EMPLOYEE, depending on the circumstances, shall be entitled to the following:

            (a) Termination After CHANGE OF CONTROL. If, in connection with or within one year after a CHANGE OF CONTROL (hereinafter defined) of the EMPLOYER, the EMPLOYEE elects to terminate his employment or the EMPLOYER terminates the employment of the EMPLOYEE for any reason other than JUST CAUSE, then the following shall occur:

                  (i) The EMPLOYER shall promptly pay to the EMPLOYEE or to his beneficiaries, dependents or estate an amount equal to three times the EMPLOYEE's "average annual compensation" as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended.

                  (ii) The EMPLOYEE, his eligible dependents and beneficiaries shall continue to be covered under any group health, hospitalization and disability plans maintained by the EMPLOYER at the EMPLOYER's expense and as if the EMPLOYEE were still employed under this AGREEMENT, to the extent permitted under the terms of such plans, until the earliest of (A) the end of the EMPLOYMENT TERM or (B) the date on which the EMPLOYEE is included in another employer's plans providing comparable benefits and coverage.

            (b) Termination without CHANGE OF CONTROL. In the event the EMPLOYER terminates the employment of the EMPLOYEE for any reason other than JUST CAUSE, and the termination is not in connection with a CHANGE OF CONTROL pursuant to
Section 4(a) of this AGREEMENT, the EMPLOYER shall be obligated to continue to
(i) pay on a monthly basis to the EMPLOYEE, his designated beneficiaries or his estate, his annual salary provided pursuant to Section 3(a) of this AGREEMENT as of the date of termination for a period of 12 months; and (ii) provide to the EMPLOYEE, his eligible dependents and beneficiaries, at the EMPLOYER's expense, group health benefits, hospitalization and disability benefits substantially equal to those being provided to the EMPLOYEE at the date of termination of his employment, to the extent permitted under the terms of such plans, until the earliest to occur of (A) the first anniversary of the effective date of the EMPLOYEE's termination, or (B) the date the EMPLOYEE is included in another employer's plans providing comparable benefits and coverage.

            (c) Death of the EMPLOYEE. The EMPLOYMENT TERM shall automatically terminate upon the death of the EMPLOYEE. In the event of such death, the EMPLOYEE's estate shall be entitled to receive the compensation due the EMPLOYEE through the last day of the calendar month in which the death occurred.

            (d) No Mitigation. The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT, whether in this
Section 4 or elsewhere in this AGREEMENT, by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the EMPLOYER hereunder, except as specifically stated in (a)(ii) and (b)(ii) of this Section 4.

            (e) "Golden Parachute" Provision. Any payments made to the EMPLOYEE pursuant to this AGREEMENT or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

            (f) Definition of "CHANGE OF CONTROL". A "CHANGE OF CONTROL" shall mean any one of the following events; (i) the acquisition of ownership or power to vote more than 25% of the voting stock of the EMPLOYER or its parent company;
(ii) the acquisition of the ability to control the election of a majority of the directors of the EMPLOYER or its parent company; (iii) during any period of up to two consecutive years, individuals who at the beginning of such period constitute the board of directors of the EMPLOYER or its parent company cease for any reason to constitute at least two-thirds thereof; provided, however, that any individual whose election or nomination for election as a member of the board of directors of the EMPLOYER or its parent company was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the board of directors of the EMPLOYER or its parent company; or (iv) the acquisition by any person or entity of "conclusive control" of the EMPLOYER within the meaning of 12 C.F.R. Section 574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. Section 574.4(b) that has not been rebutted in accordance with 12 C.F.R. Section 574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but does not include the EMPLOYEE and any person or persons with whom the EMPLOYEE is "acting in concert" within the meaning of 12 C.F.R. Part 574.

      5. Special Regulatory Events. Notwithstanding Section 4 of this AGREEMENT, the obligations of the EMPLOYER to the EMPLOYEE shall be as follows in the event of the following circumstances:

            (a) If the EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of the EMPLOYER's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (the "FDIA"), the EMPLOYER's obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the EMPLOYER shall pay the EMPLOYEE all or part of the compensation withheld while the obligations in this AGREEMENT were suspended and reinstate, in whole or in part, any of the obligations that were suspended;

            (b) If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of the EMPLOYER's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA, all obligations of the EMPLOYER under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EMPLOYEE shall not be affected by such termination;

            (c) If the EMPLOYER is in default, as defined in section 3(x)(1) of the FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EMPLOYEE shall not be affected;

            (d) All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of the EMPLOYER, (i) by the Director of the OTS, or his or her designee at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the EMPLOYER under the authority contained in Section 13(c) of the FDIA or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS approves a supervisory merger to resolve problems related to the operation of the EMPLOYER or when the EMPLOYER is determined by the Director of the OTS to be in an unsafe or unsound condition; provided, however that no vested rights of the EMPLOYEE shall be affected by any such termination; and

            (e) The provisions of this Section 5 are governed by the requirements of 12 C.F.R. Section 563.39(b) and in the event that any statements in this Section 5 are inconsistent with 12 C.F.R. Section 563.39(b), the provisions of 12 C.F.R. Section 563.39(b) shall be controlling.

      6. Confidential Information. The EMPLOYEE acknowledges that during his employment he has learned, will learn and will have access to confidential information regarding the EMPLOYER and its customers and business. The EMPLOYEE agrees and covenants not to disclose or use for his own benefit or the benefit of any other person or entity any confidential information, unless or until the EMPLOYER consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the EMPLOYER, its subsidiaries or affiliates, or to any of the businesses operated by them, and the EMPLOYEE confirms that such information constitutes the exclusive property of the EMPLOYER. The EMPLOYEE shall not otherwise knowingly act or conduct himself to the material detriment of the EMPLOYER, its subsidiaries or affiliates or in a manner which is inimical or contrary to the interests of the EMPLOYER.

      7. Nonassignability. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EMPLOYEE, his beneficiaries or legal representatives without the EMPLOYER's prior written consent; provided, however, that nothing in this Section 7 shall preclude (i) the EMPLOYEE from designating a beneficiary to receive any benefits payable hereunder upon his death or (ii) the executors, administrators or other legal representatives of the EMPLOYEE or his estate from assigning any rights hereunder to the person or persons entitled thereto.

      8. No Attachment. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

      9. Binding Agreement. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and the EMPLOYER and their respective permitted successors and assigns.

      10. Amendment of AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.

      11. Waiver. No term or condition of this AGREEMENT shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

      12. Severability. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior agreement between the EMPLOYER (or any predecessor thereof) and the EMPLOYEE shall be deemed reinstated, as if this AGREEMENT had not been executed.

      13. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

      14. Governing Law. This AGREEMENT has been executed and delivered in the State of Ohio, and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal law is governing.

      15. Effect of Prior Agreements. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the EMPLOYER, or any predecessor of the EMPLOYER, and the EMPLOYEE.

      IN WITNESS WHEREOF, the EMPLOYER has caused this AGREEMENT to be executed by its duly authorized officers, and the EMPLOYEE has signed this AGREEMENT, all as of the day and year first above written.

Attest:                                     FRANKLIN SAVINGS AND LOAN COMPANY

/s/ Gretchen J. Schmidt                     By: /s/ Thomas H. Siemers
------------------------------------            --------------------------------
                                                Thomas H. Siemers
                                                its President

Witness:

/s/ Gretchen J. Schmidt                     /s/ John P. Owens
------------------------------------        ------------------------------------
                                            John Owens